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EXHIBIT 10.46
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                         TRANSCRYPT INTERNATIONAL, INC.

                          CHIEF EXECUTIVE OFFICER 1999

                       NONQUALIFIED STOCK OPTION AGREEMENT


         This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between Transcrypt International, Inc., a Delaware corporation (the "Company"), and Michael E. Jalbert ("Participant").

                  WHEREAS, Participant is Chief Executive Officer of the Company; and

                  WHEREAS, pursuant to authority granted by the Board of Directors of the Company (the "Board"), the Compensation Committee of the Board (the "Committee") has approved the grant to Participant of an option to purchase shares of the common stock, $.01 par value of the Company (the "Common Stock"), on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

         1. Grant Of Option; Certain Terms and Conditions. The Company hereby grants to Participant, and Participant hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m., Nebraska time, on the Expiration Date indicated below, shall become exercisable to purchase, and shall vest with respect to, the number of Option Shares set forth under vesting schedule below, and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option").

                  Date of Grant:                     October 19, 1999

                  Number of shares purchasable:      200,000

                  Exercise Price per share:          $ 1.4375

                  Expiration Date:                   October 19,  2009

                  Vesting Schedule:

                  100,000 Option Shares              October 19,   1999
                  33,333 Option Shares               October 19,   2000
                  33,333 Option Shares               October 19,   2001
                  33,334 Option Shares               October 19,   2002

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The Option is not intended to qualify as an incentive stock option under Section
422 of the Internal Revenue Code of 1986, as amended.

                  2.       Termination and Acceleration of Option.

                  (a)      Termination of Employment.

                           (i) Retirement. If Participant's employment is
terminated by reason of Participant's retirement with the approval of the Committee or in accordance with the Company's then current retirement policy ("Retirement"), then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three years after the date of such termination of employment (the "Termination Date of the Option").

                           (ii) Death or Permanent Disability. If Participant's
employment is terminated by reason of the death or Disability (as hereinafter defined) of Participant, then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such termination of employment (the "Termination Date of the Option"). "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Participant to carry out effectively his or her duties and obligations to the Company and to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Committee. Any determination by the Committee that Participant does or does not have a Disability shall be final and binding upon the Company and Participant.

                           (iii) Termination for Cause. If Participant's
employment is terminated for Cause (as hereinafter defined) then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment and (B) the remaining vested portion of the Option shall terminate immediately on the date of such termination of employment (the "Termination Date of the Option"). "Cause" shall mean (i) your theft or embezzlement, or attempted theft or embezzlement, or money or property of the Company or a subsidiary, your perpetration or attempted perpetration of fraud, or your participation in a fraud or attempted fraud, on the Company or a subsidiary or your unauthorized appropriation of, or your attempt to misappropriate, any tangible or intangible assets or property of the Company or a subsidiary, (ii) any act or acts of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by you injurious to the interest, property, operations, business or reputation of the Company or a subsidiary, (iii) your conviction of a crime the commission of which results in injury to the Company or a subsidiary, or (iv) any material violation of any restriction on the disclosure or use of confidential information of the Company or a subsidiary, or in competition with the Company or a subsidiary, or any of their businesses then conducted or planned to be conducted, in each case as determined in the reasonable judgment of the Board or Committee.

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                           (iv) Other Termination. If Participant's employment
is terminated for any reason other than Retirement, death or Disability, or Cause, then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or 30 days after the date of such termination of employment (the "Termination Date of the Option").

                  (b) Death Following Termination of Employment. Notwithstanding anything to the contrary contained in this Agreement, if Participant shall die at any time after the termination of his or her employment and prior to the applicable Termination Date of the Option, then the remaining vested potion, if any, of the Option as of the date of termination of employment shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

    (c) Change in Responsibilities. If Participant's duties, responsibilities or authorities as an employee or officer of the Company are materially reduced compared to the duties, responsibilities and authorities of the Participant at the Date of Grant, as a result of a change in position within the Company or otherwise, then, unless the Committee, in its sole discretion, shall otherwise determine, and provided that the Participant continues to be an employee of the Company or a subsidiary of the Company after such reduction in duties, responsibilities or authorities, (A) the portion of the Option that has not vested on or prior to the date of such reduction in duties, responsibilities or authorities shall terminate on the date of such reduction and (B) the remaining vested portion of the Option shall be unaffected by such reduction and continue in effect, subject to this Agreement.

                  (d) Change in Control Causing Acceleration of Option. Upon a change in the ownership of the shares of the Company that results in i) a change in a majority of the board of directors; or, ii) a sale, assignment or transfer of all or substantially all of the assets of the Company (the "Change in Control"), and the Change in Control causes a material diminishment in the Participant's position, duties, or responsibilities, that is not mutually agreed among the parties, then Participant may give written notification that Participant is terminating Participant's Employment Agreement, in accordance with Participant's Employment Agreement dated February 18, 1999, and the Participant's stock options shall vest immediately.


    (e) Other Events Causing Acceleration of Options. The Board, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

                  (f) Other Events Causing Termination of Option.
Notwithstanding anything to the contrary contained in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board and the stockholders of the Company:

                           (i) the dissolution or liquidation of the Company; or

                           (ii) a sale of substantially all of the property and
assets of the Company, unless the terms of such sale shall provide otherwise.

                  3. Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted

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into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless the terms of such transactions shall provide otherwise or such event shall cause the Option to terminate pursuant to
Section 2(f) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option and the Exercise Price per share specified herein; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

                  4. Exercise. The Option shall be exercisable during Participant's lifetime only by Participant or by his or her guardian or legal representative, and after Participant's death only by the person or entity entitled to do so under Participant's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with either:

                                          (a) payment in full of such aggregate
Exercise Price in case or by check payable to the Company; or

                           (b) by the delivery to the Company of a certificate
or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined below) thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; or

                           (c) by the delivery, concurrently with such exercise
and in accordance with applicable law and regulations, irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Purchased Shares issuable upon exercise of such option.

                  5. Fair Market Value. For purposes of the Agreement, the term "Fair Market Value" shall mean the market price of the Common Stock on the applicable date, determined by the Committee as follows:

                           (a) If the Common Stock was traded over-the-counter
on the date in question but was not traded on the NASDAQ system or the NASDAQ National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal


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automated inter-dealer quotation system on which the Common Stock is quoted or, if Common Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

                           (b) If the Common Stock was traded over-the-counter
on the date in question and was traded on the NASDAQ system or the NASDAQ National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the NASDAQ system or the NASDAQ National Market System;

                           (c) If the Common Stock was traded on a stock
exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                           (d) If none of the foregoing provisions is
applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

                  6. Payment of Withholding Taxes. As a condition to the exercise of an Option, Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Option Shares acquired by exercising an Option. The Committee may permit the Participant to satisfy all or part of his or her tax obligations related to the Option or Option Shares by having the Company withhold a portion of any Option Shares that otherwise would be issued to him or her or by surrendering any shares of Common Stock that previously were acquired by him or her. Such shares of Common Stock or Option Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning shares of Common Stock to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose.

                  7. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 4800 NW 1st Street, Lincoln, Nebraska 68521-9918, Attention: Chief Financial Officer, or to Participant at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

                  8. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased


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upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. Notwithstanding any other provision of this Agreement to the contrary, Participant will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act of 1933, as amended, the rules and regulation promulgated thereunder or any other state of federal law. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

                  9. Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

                  10. Interpretation. The interpretation and construction by the Committee of the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering this Option shall be final and binding upon Participant.

                  11. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

                  12. Employment or Contract Rights. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Participant any right to continue in the employ of or contract with the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment or contract of Participant, with or without cause, or (c) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Participant hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment or contract of Participant at any time and for any reason, or for no reason, unless Participant and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

                  13. Amendment of Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.


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                  14. Liability of Company. The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to Participant or any other persons as to:

                  (a) The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

                  (b) Any tax consequence expected, but not realized, by Participant or any other person due to the issuance, exercise, settlement, cancellation or other transaction involving this Option.


                  15. Compliance with other Laws and Regulations. The Agreement, the grant and exercise of the Option hereunder, and the obligation of the Company to sell and deliver Option Shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in Section 3 hereof shall be subject to any stockholder action required by Delaware corporate law.

                  16. Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  17. Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

                  IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement as of the Date of Grant.

                         TRANSCRYPT INTERNATIONAL, INC.



                         BY    /s/ THOMAS R. THOMSEN
                           ---------------------------------
                           Thomas R. Thomsen
                           Vice Chairman of Board of Directors
                           Chair of the Compensation Committee


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                         PARTICIPANT


                               /s/ MICHAEL E. JALBERT
                           ---------------------------------
                           Michael E. Jalbert
                           Chairman and CEO

                           ---------------------------------
                           Street Address

                           ---------------------------------
                           City, State and Zip Code

                           ---------------------------------
                           Social Security Number


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